CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our report dated March 23, 2015 and March 28 2014, on the Balance Sheet of MA Capital Management, LLC, as of December 31, 2014 and 2013 respectively appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. I also consent to the reference to me under the heading "Experts" in such Prospectus and Disclosure Document.

/s/ MARK ESCOFFREY, P.A.

Palm Beach Gardens, Florida
 April 20, 2015